JOHN WILEY & SONS, INC. FY 2026 EXECUTIVE LONG TERM INCENTIVE PLAN PLAN DOCUMENT CONFIDENTIAL May 1, 2025

1 CONTENTS Section Subject Page I. Definitions 2 II. Plan Objectives 3 III. Eligibility 3 IV. Performance Targets and Measurement 4 V. Performance Evaluation 4 VI. Performance Share Unit Award Provisions 5 VII. Restricted Share Units 5 VIII. Payouts 5 IX. Administration and Other Matters 6

2 I. DEFINITIONS Following are definitions for words and phrases used in this document. Unless the context clearly indicates otherwise, these words and phrases are considered to be defined terms and appear in this document in italicized print: business criteria An indicator of financial performance, consistent with Section 9.1 of the shareholder plan. The following business criteria are used in this plan: free cash flow Net cash provided by operating activities less capital expenditures (includes technology, property and equipment and product development spending), calculated consistently with the Company’s results reported publicly Adjusted EBITDA Margin % calculated by dividing EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization in the Company’s Summary of Operations) by total Adjusted revenue, calculated consistently with the Company’s results reported publicly business unit The Company, a business or subsidiary of the Company, or a global unit of the Company. Company John Wiley & Sons, Inc. Executive Compensation and Development Committee (Committee) The committee of the Company’s Board of Directors responsible for the review and approval of executive compensation. financial goal A targeted level of attainment of a given business criteria. financial results The published, audited financial results of the Company. participant An employee of the Company selected to participate in the plan. performance levels threshold The minimum acceptable level of achievement of a financial goal in order to earn a payout, expressed as a percentage of target e.g., 85% of target). target Achievement of the assigned financial goal outstanding Superior achievement of a financial goal, earning the maximum payout, expressed as a percentage of target (e.g., 115% of target). performance share unit The contingent right given by the Company to a participant to receive a share of stock issued pursuant to this plan and the shareholder plan that is subject to forfeiture. In the shareholder plan, such stock is referred to as “Performance Awards.” plan This FY 2026 Executive Long Term Incentive Plan.

3 plan-end adjusted performance share unit award The number of performance share units earned by a participant at the end of the plan period after adjustments, if any, are made, as set forth in Sections V and VIII. plan period The three year period from May 1, 2025 to April 30, 2028, or a portion of this period, at the discretion of the Committee. restricted share unit The contingent right given by the Company to a participant to receive a share of stock issued pursuant to this plan and the shareholder plan that is subject to forfeiture. In the shareholder plan, such stock is referred to as “Restricted Stock Units.” shareholder plan The John Wiley & Sons, Inc. 2022 Omnibus Stock Plan and Long-Term Incentive Plan. stock Class A Common Stock (par value $1 per share) of the Company. target award The targeted number of performance share units that a participant is eligible to receive if 100% of his/her applicable performance targets are achieved and the participant remains employed by the Company through the June 30, 2028 vesting date, except as otherwise provided in Section VIII. II. PLAN OBJECTIVES The plan is intended to provide the officers and other key colleagues of the Company and of its subsidiaries, affiliates and certain joint venture companies, upon whose judgment, initiative and efforts the Company depends for its growth and for the profitable conduct of its business, with additional incentive to promote the success of the Company. III. ELIGIBILITY A participant is selected by the President and CEO and recommended for participation to the Committee, which has sole discretion for determining eligibility, from among those colleagues in key management positions deemed able to make the most significant contributions to the growth and profitability of the Company. The President and CEO of the Company is a participant. Designation of a participant eligible to receive an incentive hereunder for a particular plan year shall not require designation of such participant eligible to receive a payout in any subsequent plan year. IV. PERFORMANCE TARGETS AND MEASUREMENT The President and CEO recommends and the Committee adopts, in its sole discretion, financial goals and performance levels for each participant to be used in the plan period.

4 A. Each financial goal is assigned a weight, such that the sum of the weights of all financial goals equals 100%. B. Each financial goal is assigned performance levels (threshold, target and outstanding). V. PERFORMANCE EVALUATION A. Financial Results 1. At the end of the plan period, financial results are compared with financial goals to determine the payout for each participant. 2. In determining the attainment of financial results, the impact of any of the events (a) through (o) listed in Section 9.1.(b) of the shareholder plan will be excluded from the financial results. 3. Award Determination Achievement of threshold performance of at least one financial goal is necessary for a participant to receive a payout. The unweighted payout factor for each financial goal is determined as follows: o For performance below the threshold level, the payout factor is zero. o For performance at the threshold level, the payout factor is 50%. o For performance between the threshold and target levels, the payout factor is between 50% and 100%, determined on a pro-rata basis. o For performance at the target level, the payout factor is 100%. o For performance between the target and outstanding levels, the payout factor is between 100% and 200%, determined on a pro- rata basis. o For performance at or above the outstanding level, the payout factor is 200%. o A participant’s plan-end adjusted performance share unit award is determined as follows: o Each financial goal’s unweighted payout factor determined above times the weighting of that financial goal equals the weighted payout factor for that financial goal o The sum of the weighted payout factors for the financial goals equals the payout factor for that business unit.

5 o The participant’s target award times the business unit payout factor equals the participant’s total plan-end adjusted performance share unit award. o The Committee may, in its sole discretion, reduce a participant’s payout to any level it deems appropriate. VI. PERFORMANCE SHARE UNIT AWARD PROVISIONS The plan-end adjusted performance share unit award will be compared to the target award, and the appropriate amount of performance share units will be awarded or forfeited, as required, to bring the performance share unit award to the number of shares designated as the plan-end adjusted performance share unit award. VII. RESTRICTED SHARE UNITS The participant may be granted restricted share units pursuant to the shareholder plan at the beginning of the plan period, representing another incentive vehicle by which the participant is able to share in the long-term growth of the Company. The terms and conditions of the restricted share unit award are contained in the shareholder plan and in the restricted share unit award grant agreement. VIII. PAYOUTS A. Normal Payout. Plan-end adjusted performance share units awards will be made within 2-1/2 months after the end of the plan period. B. Resignation or Termination with Cause. Except as otherwise provided in this Section VIII or in a written agreement approved by the Committee, a participant who resigns, or whose employment is terminated by the Company, with Cause before the award is vested, will forfeit the right to receive an award. C. Death or Disability. Solely to the extent provided by the Committee in the award summary or in a written agreement, in the event of a participant’s death or disability while in employment prior to the end of the plan period, the participant (or, in the event of death, his or her estate) will receive a prorated plan-end adjusted performance share unit award which shall be paid out in shares based upon actual performance upon the conclusion of the plan period, within 2-1/2 months after the end of the plan period. “Disability” for this purpose will be determined by the Committee under a definition permitted under Code Section 409A. D. Retirement or Termination without Cause. Except as otherwise provided in this Section VIII or in a written agreement approved by the Committee, in the event of a participant’s

6 retirement as that term is defined in the shareholder plan, or if a participant’s employment is terminated by the Company without Cause, prior to the end of the plan period, and the participant has been an active participant in the performance period for at least one (1) year or more, the participant will receive a prorated plan-end adjusted performance share unit award (as determined by the Committee) which shall be paid out in shares based upon actual performance upon the conclusion of the plan period, within 2-1/2 months after the end of the plan period. E. Change of Control. In the event of a Change of Control, as that term is defined in the shareholder plan, in cases where: the acquiring company is not publicly traded, or where the acquiring company is publicly traded and the company does not assume or replace the outstanding equity, or participant’s employment is terminated due to a "without cause termination" or "constructive discharge" within twenty-four months following a change of control, all then outstanding “target” performance share units shall immediately become fully vested, and all plan-end adjusted performance share unit awards that are not yet vested shall immediately become fully vested. F. Performance Share Units Earned for Completed Plan Periods. In the event of the participant’s death, Disability, or retirement as that term is defined in the shareholder plan or performance share unit grant agreement, following the end of the plan period but prior to full vesting of the plan-end adjusted performance share unit awards, such performance share units shall immediately become fully vested. G. Change in Position. A participant who is hired or promoted into an eligible position during the plan period may receive a prorated plan-end adjusted performance share unit award as determined by the Committee, in its sole discretion. IX. ADMINISTRATION AND OTHER MATTERS A. The plan will be administered by the Committee, which shall have authority in its sole discretion to interpret and administer this plan, including, without limitation, all questions regarding eligibility and status of any participant, and no participant shall have any right to receive a payout or payment of any kind whatsoever, except as determined by the Committee hereunder. B. The Company will have no obligation to reserve or otherwise fund in advance any amount which may become payable under the plan. C. In the event that the Company is required to file a restatement of its financial results due to fraud, gross negligence or intentional misconduct by one or more employees and/or material non-compliance with Securities laws, the Company will cancel the unvested

7 performance share units previously granted to all participants in the amount by which such shares exceeded any lower number of shares that would have been earned based on the restated financial results, for the plan cycle in which the restatement was required, and if applicable, any gain associated with the award for that plan cycle will be repaid to the Company by the participant in the amount by which such gain exceeded any lower gain that would have been made based on the restated financial results, to the full extent required or permitted by law. This provision extends beyond the clawback requirements under Sarbanes-Oxley that are limited to our Chief Executive Officer and Chief Financial Officer. If a participant is directly responsible for or involved in fraud, gross negligence or intentional misconduct that causes the Company to file a restatement of its financial results, the Company will cancel the unvested performance share units previously granted to such participant, for the plan cycle in which the restatement was required, and if applicable, any gain associated with the award for that plan cycle will be repaid to the Company by the participant, to the full extent required or permitted by law. The action permitted to be taken by the Company under this section (c) is in addition to, and not in lieu of, any and all other rights of the Company and/or the Committee under applicable law (including any Securities and Exchange Commission and listing exchange rules) and shall apply notwithstanding anything to the contrary in this plan. D. This plan may not be modified or amended except with the approval of the Committee, in accordance with the provisions of the shareholder plan. E. In the event of a conflict between the provisions of this plan and the provisions of the shareholder plan, the provisions of the shareholder plan shall apply. F. In the event that any provision of this plan shall be considered illegal or invalid for any reason, such illegality and invalidity shall not affect the remaining provisions of the plan, but shall be fully severable, and the plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein. G. No awards of any type under this plan shall be considered as compensation for purposes of defining compensation for retirement, savings or supplemental executive retirement plans, statutory indemnity or any other benefit.